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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2013

BBX CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 below relating to the Agreement (as hereinafter defined), the Note (as hereinafter defined) and the Amended and Restated Operating Agreement of Woodbridge Holdings, LLC (“Woodbridge”), as well as the copies of such documents which are filed as Exhibits 2.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K, are incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 2, 2013, BBX Capital Corporation (the “Company”) entered into a Purchase Agreement (the “Agreement”) with Woodbridge and BFC Financial Corporation (“BFC”). Under the terms of the Agreement, the Company agreed to invest $71.75 million in Woodbridge in exchange for a 46% equity interest in Woodbridge. The investment was contemplated by the parties in connection with the financing of, and was conditioned upon the consummation of, Woodbridge’s acquisition of Bluegreen Corporation (“Bluegreen”) pursuant to the Agreement and Plan of Merger, dated as of November 14, 2012, by and among BFC, Woodbridge, BXG Florida Corporation and Bluegreen.

On April 2, 2013, the Company consummated its investment in Woodbridge in connection with the completion of Woodbridge’s acquisition of Bluegreen (the “Merger”). As described above, pursuant to the terms of the Agreement, the Company invested $71.75 million in Woodbridge contemporaneously with the closing of the Merger in exchange for a 46% equity interest in Woodbridge. BFC holds the remaining 54% of Woodbridge’s outstanding equity interests. The Company’s investment in Woodbridge consisted of $60 million in cash and a promissory note in Woodbridge’s favor in the principal amount of $11.75 million (the “Note”). The Note has a term of five years, accrues interest at a rate of 5% per annum and provides for the Company to make payments of interest only on a quarterly basis during the term of the Note, with all outstanding amounts being due and payable at the end of the five-year term. In connection with the Company’s investment in Woodbridge, the Company and BFC entered into an Amended and Restated Operating Agreement of Woodbridge, which sets forth the Company’s and BFC’s respective rights as members of Woodbridge and provides for, among other things, unanimity on certain specified “major decisions” and distributions to be made on a pro rata basis in accordance with the Company’s and BFC’s percentage equity interests in Woodbridge. The total amount of the investment was determined through negotiations between the Company’s special committee, as described below, and BFC, and based on factors considered by them to be appropriate, including the total consideration to be paid to Bluegreen’s shareholders in the Merger, available cash at the Company and the outstanding balance of Woodbridge’s junior subordinated debt.

BFC currently owns shares of the Company’s Class A Common Stock and Class B Common Stock representing in the aggregate approximately 75% of the total voting power of the Company. Alan B. Levan, BFC’s Chairman, Chief Executive Officer and President, and John E. Abdo, BFC’s Vice Chairman, serve as Chairman and Chief Executive Officer of the Company and Vice Chairman of the Company, respectively. Jarett S. Levan, the son of Mr. Alan Levan, serves as a director and Executive Vice President of BFC and as a director and President of the Company. In addition, John K. Grelle serves as Executive Vice President and Chief Financial Officer of both BFC and the Company, and Seth M. Wise serves as a director and Executive Vice President of BFC and as Executive Vice President of the Company. In light of such relationships, the Company’s investment in Woodbridge, including the agreements and instruments relating thereto, was negotiated and approved, in consultation with its advisors, by a special committee of the Company’s Board of Directors comprised solely of independent directors, and subsequently approved by the Company’s full Board of Directors.

The description of the Agreement, the Note and the Amended and Restated Operating Agreement of Woodbridge set forth above is a summary only and is qualified in its entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 2.1, 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 2.01 above relating to the Note and the copy of the Note which is filed as Exhibit 10.1 hereto are incorporated into this Item 2.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2013, D. Keith Cobb provided notice to the Company of his resignation from the Company’s Board of Directors. Mr. Cobb’s resignation was effective April 3, 2013.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. The financial statements of Woodbridge required to be filed under this Item 9.01(a) will be included in an amendment to this Current Report on Form 8-K to be filed not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information. The pro forma financial information required to be filed under this Item 9.01(b) will be included in an amendment to this Current Report on Form 8-K to be filed not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit 2.1	Purchase Agreement, dated as of April 2, 2013, by and among Woodbridge Holdings, LLC, BBX Capital Corporation and BFC Financial Corporation

Exhibit 10.1	Promissory Note, dated April 2, 2013, issued by BBX Capital Corporation in favor of Woodbridge Holdings, LLC

Exhibit 10.2	Amended and Restated Operating Agreement of Woodbridge Holdings, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBX CAPITAL CORPORATION

Date: April 5, 2013

	By:	/s/ John K. Grelle
John K. Grelle,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Purchase Agreement, dated as of April 2, 2013, by and among Woodbridge Holdings, LLC, BBX Capital Corporation and BFC Financial Corporation

10.1	Promissory Note, dated April 2, 2013, issued by BBX Capital Corporation in favor of Woodbridge Holdings, LLC

10.2	Amended and Restated Operating Agreement of Woodbridge Holdings, LLC, dated April 2, 2013